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                                                                    EXHIBIT 4.25

                          SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE ("Second Supplemental Indenture") dated as of February 28, 2003, by and between M&T Bank Corporation, a corporation organized and existing under the laws of the State of New York ("M&T"), having its principal executive office at One M&T Plaza, Buffalo, New York 14203, and Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York (the "Trustee"), having its Corporate Trust Office at 60 Wall Street, MS NYC60-2515, New York, NY 10005.

                                    RECITALS

WHEREAS, Keystone Financial Mid-Atlantic Funding Corp., had been a corporation organized and existed under the laws of the Commonwealth of Pennsylvania ("Keystone Funding"), Keystone Financial, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("Keystone"), and the Trustee entered into an Indenture, dated as of May 1, 1997 (the "Original Indenture"), pursuant to which Senior Debt Securities (the "Securities") had been issued by Keystone Funding and guaranteed by the Guarantor; and

WHEREAS, M&T and Olympia Financial Corp ("Olympia" or the "Guarantor") entered into an Agreement and Plan of Reorganization, dated as of May 16, 2000 with Keystone; and

WHEREAS, Olympia and Keystone entered into an Agreement and Plan of Merger, dated as of May 16, 2000, providing for, among other things, the merger of Keystone with and into Olympia, with Olympia as the surviving entity; and

WHEREAS, the Guarantor and the Trustee entered into the First Supplemental Indenture, dated as of October 6, 2000 (the "First Supplemental Indenture," together with the Original Indenture, the "Indenture"); and

WHEREAS, on the date of this Second Supplemental Indenture, the Guarantor has been merged with and into M&T, with M&T being the surviving corporation (the "Merger"), whereupon the separate corporate existence of the Guarantor has ceased; and

WHEREAS, M&T has delivered to the Trustee an Officers' Certificate stating that the Merger and this Second Supplemental Indenture comply with Article Nine and Article Ten of the Indenture and that all conditions precedent therein provided for relating to the Merger have been complied with, and an Opinion of Counsel to the same effect; and

NOW, THEREFORE, in compliance with Article Nine and Article Ten of the Indenture and in consideration of the covenants contained herein and intending to be legally bound hereby, M&T and the Trustee, for the equal and proportionate benefit of all the Holders of the Securities, agree as follows:

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1.       ASSUMPTION OF PAYMENT AND PERFORMANCE. M&T hereby expressly assume all of the rights and obligations of the Guarantor and the performance of every covenant and condition of the Indenture of the Guarantor (as defined therein) thereunder to be performed or observed.

2.       PARTICULAR REPRESENTATIONS OF OLYMPIA.

The M&T represents the following:

(a) It is a corporation organized and existing under the laws of the State of New York; and

(b) Immediately after the effective date of the Merger, no Event of Default or Default, and no event which, after notice or lapse of time or both, would become an Event of Default or Default, has happened and is continuing.

3.       SUCCESSION; EFFECT OF SECOND SUPPLEMENTAL INDENTURE.

(a) As of the date of this Second Supplemental Indenture, M&T has succeeded to and been substituted for, and does, hereby succeed to and become substituted for, and may exercise every right and power of, the Guarantor under the Indenture, with the same effect as if Olympia had been named as the "Guarantor" therein.

(b) Upon the execution of this Second Supplemental Indenture, the Indenture has been and hereby is modified in accordance herewith, and this Second Supplemental Indenture forms a part of the Indenture for all purposes; and every Holder of a Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

(c) The recitals contained herein shall be taken as statements of M&T and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or the sufficiency of this Second Supplemental Indenture.

(d) All terms used in this Second Supplemental Indenture which are defined in the Indenture shall, for all purposes hereof, have the respective meanings specified in the Indenture, unless the context otherwise specifies or requires.

(e) Securities authenticated and delivered on and after the date hereof shall bear the following notation, which may be printed or typewritten thereon:

                  "Effective February 28, 2003, Olympia Financial Corp. ("Olympia"), a Delaware corporation, was merged with and into M&T Bank Corporation ("M&T"), a New York corporation. Pursuant to the Second Supplemental Indenture, dated as of February 28, 2003, M&T has assumed the obligations of Olympia as guarantor of the Securities and the performance of every covenant and condition of the Indenture on the part of Olympia to be performed or observed."

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If M&T shall so determine, new Securities so modified as to conform to the
Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by M&T and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding, and thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided to any Security or to exchange any Security for a new Security modified as herein provided shall not affect any of the rights of the Holder of such Security.

4. GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Indenture and its construction.

5. ACCEPTANCE OF TRUSTEE. The Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.

6. COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

       [Remainder of this page left intentionally blank, signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Corporate Seal]                   M&T BANK CORPORATION

Attest:

/s/ Marie King                     By: /s/ Michael P. Pinto
-----------------------------          ----------------------------------
Marie King                             Michael P. Pinto
Corporate Secretary                    Executive Vice President and
                                       Chief Financial Officer

                                   Deutsche Bank Trust Company Americas
                                   f/k/a Bankers Trust Company

[Corporate Seal]

Attest:

/s/ Jason Burstock                 By: /s/ Michele H. Y. Voon
-----------------------------          ----------------------------------
                                       Michele H. Y. Voon
                                       Associate

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STATE OF NEW YORK               )
                                ) ss:
COUNTY OF ERIE                  )

On this 28th day of February, 2003 before me personally appeared Michael P. Pinto, to me known, who, being by me duly sworn, did depose and say that he is an Executive Vice President and the Chief Financial Officer of M&T Bank Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                  /s/ Brian R. Yoshida
                                  ------------------------------
                                  Notary Public

[Notary Seal]

My commission expires: 3/29/2007

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STATE OF NEW YORK               )
                                ) ss:
COUNTY OF NEW YORK              )

On this 5th day of March, 2003 before me personally appeared Michele H. Y. Voon, to me known, who, being by me duly sworn, did depose and say that she is a Associate of Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

                                /s/ Annie Jaghatspanyan
                                -----------------------------
                                Notary Public

[Notary Seal]

My commission expires: 7/30/2005

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